Exhibit 99.2

FINAL TRANSCRIPT

DWRI - Q2 2006 DESIGN WITHIN REACH INC

Earnings Conference Call

CORPORATE PARTICIPANTS

Christine Lumpkins

Integrated Corporate Relations, Inc.

Ray Brunner

Design Within Reach, Inc. - President and CEO

John Hellmann

Design Within Reach, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Lauren Levitan

Cowen and Company - Analyst

William Wallace

BB&T Capital Markets - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Thank you for standing by. Welcome to the Design Within Reach, Inc. second quarter earnings for the 2006 conference call.

[OPERATOR INSTRUCTIONS]

I’d now like to turn the conference over to Christine Lumpkins of Integrated Corporate Relations. Please go ahead.

Christine Lumpkins - Integrated Corporate Relations, Inc.

Thank you. Good afternoon, ladies and gentlemen, and welcome to Design Within Reach’s second quarter 2006 conference call. On the call today is Ray Brunner; President and Chief Executive Officer, and John Hellmann, who has accepted the position of chief financial officer effective September 5. The second quarter earnings release will be on the wires momentarily, if not already, and the release will also be available on the investor relations portion of Design Within Reach’s website at www.dwr.com.

Before we begin, we would like to remind everyone that the prepared remarks contain forward-looking statements and management may make additional forward-looking statements in response to your questions. These statements do not guarantee future performance and therefore undue reliance should not be placed on them. We refer all of you to Design Within Reach’s most recent 10-K and 10-Q filed with the Securities and Exchange Commission for more detailed discussions of the factors that could cause actual results to differ materially from those projected in any forward-looking statements.

With that, I would like to turn the call over to Ray Brunner, President and CEO.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Thank you. Good afternoon, everyone, and thanks for joining us today as we discuss our preliminary results for the second quarter ended July 1, 2006. The company has filed an extension to file its quarterly report of Form 10-Q, due to delays following management turnover in the finance department, which have created delays in the company’s independent public accountants completing their review. The company does not expect the independent public accountants’ review to be completed in time for the company to file its Form 10-Q by the extended deadline of August 15.

On today’s call, I will provide you a brief overview of the quarter and progress to date on our turnaround plans and additional detail on our operating and financial results. Also with me in the room today is John

Hellmann. John has accepted the position of chief financial officer and will be officially stepping into the role by September 5. John has been actively transitioning into this position and has acquired a lot of valuable knowledge about our finance and operations during our busy quarter closing. While John will not be participating in the earnings aspect of today’s call, I did want him to take a moment to introduce himself. John?

John Hellmann - Design Within Reach, Inc. - CFO

Thank you, Ray. I’m pleased to be joining the Design Within Reach senior management team and look forward to being part of the turnaround and making a contribution towards returning the company to profitability. Let me tell you a little bit about my background. I’ve been in corporate finance, primarily in the consumer sector, for over 30 years. I’ve been CFO of a handful of public companies, including Shoe Pavilion, The Lamaur Corporation and Inmar Corporation, formerly Topps & Trowsers. Most recently, I was CFO of Birkenstock Distribution USA, the U.S. distributor of Birkenstock sandals. Prior to that, I spent nearly six years as CFO of Shoe Pavilion, a discount footwear and accessories retailer. I left that position when they relocated to Southern California, as I’m a Bay Area native.

Over the past few weeks, I’ve been scrutinizing and studying the finance and operations of Design Within Reach in order to get a better understanding of the areas for improvement for when I assume the CFO position. At this point, it would be premature for me to draw any definitive conclusions and outline of plans, but I can say that I’m excited about the opportunity and it appears to me as though we have the ingredients to successful turnaround of the business, namely a management team that is 100% committed to cost control and achieving profitability and a supportive board of directors. I look forward to working closely with all of the passionate and committed people here at Design Within Reach and to meeting more of you in the investment community in coming months. Thank you.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Thanks, John. We’re excited and fortunate to have someone with your wealth of finance, accounting, control, inventory management and budgeting experience, all of which I know will prove immeasurable to DWR in the coming years. Now, onto our preliminary results. I’m encouraged by our financial and operational performance of the second quarter. We delivered a solid 17% increase in net sales to $48.9 million from $41.9 million in second quarter of 2005. Our studio sales and our new studio performances continue to improve. While the top line is showing measurable gains, it will take time before we see a significant positive effect on the bottom line. However, we’re making progress on our turnaround plan and enter the quarter slightly ahead of expectation, reporting a net loss of $800,000 or approximately $0.06 per diluted share compared to net earnings of $1.4 million or $0.09 per diluted share in the second quarter of ‘05 and general expectation of a $0.11 per share close. This quarter includes approximately $1.1 million of before tax benefit of nonrecurring charges and non-cash stock based option expense.

On our last call, I outlined what I believed to be - what I believe needs to be done to turn this business around. Our problem does not appear to be at the top line, but primary a margin and expense control issue. In 2005 and the first quarter of 2006, our average transaction costs increased, our inventory in investment grew and we allowed parts of headquarters to surpass our sales growth. We’ve made considerable progress in realigning our expenses to better match our sales and I’m confident we’re on the right track.

Since we outlined these plans, we have significantly strengthened our management team in the finance area, adhered to rigorous new cost control, a combination of cross-cuts and better expense management and implemented promotions that introduced new designers, proprietary products and helped reduce excess inventories. We are carefully accessing our stocking needs to assure that we have the right people in the right positions. Our immediate focus has been to strengthen the finance department given the high level of turnover in that area and the relative importance to our ability to right the ship.

You’ve heard today from John Hellmann, who is our new CFO. We’ve also made a few other new hires who we think will be strong contributors to the finance team. Peter Kruglinski, our new controller and vice president of finance joined us from Anna’s Linens, where he oversaw finance, transportation logistics and inventory control. Peter has hit the ground running in earnings July and has made an immediate impact on the area. Within the past month, we’ve hired a new director of accounting and also rehired our accounts payable manager who left a year ago and was a significant loss to Design Within Reach. These individuals are already bringing disciplines back to these areas.

After our last conference call, we quickly moved into action and are on track with our cost savings. Our goal was to cut costs at headquarters by 30% to 35% of annual overhead, by quickly reducing staff and executive compensation. We have made significant progress toward this goal. We continue to challenge every line item and look for more opportunities to save. We’re actively looking for an appropriate tenant to sublease our unused office space and remain focused on reducing marketing costs.

We substantially cut back catalog distribution and are carefully reviewing the effects each time we do so. We’re also in the process of repositioning the catalog to become our primary marketing vehicle rather than the traditional mail order catalog. As DWR grew from a catalog business with few retail stores to a retail business with a catalog, our marketing dollars did not reflect this change. We’ve been spending far too much on our catalogs. We expect to further reduce marketing expenses as we enter 2007. In addition to cutting costs, we’ve carefully managing our expenses by evaluating the risk and reward. In some cases, it makes sense to invest. We’ve hired Ernst & Young to handle our Sarbanes-Oxley compliance, which we think is a good use of cash. They are engaged in working with management to resolve our 404 control issues.

We’ve also contracted for new IT systems that will replace the current system and button up our financial reporting and forecasting. Implementation as already begun and we expect it will be completed in early 2007. Unfortunately, problems with our system and weaknesses in our internal controls continue to hamper our ability to produce timely SEC filings. The timing of filing the Form 10-Q has been impacted by the various material weaknesses and internal controls over financial reporting we previously identified at our annual report on Form 10-K for the year ended December 31, 2005 and the quarterly report on Form 10-Q for the first quarter of 2006.

We have not yet completed the reconciliation of the difference between the accrued inventory sub ledger and the general ledger. The balance in accrued inventory at any point in time reflects inventory we have received, but for which we have not received an invoice. The balance in the accrued inventory account at July 1, 2006, is $4.7 million. The balance in the sub ledger is approximately $800,000 lower. The difference between the general ledger and its sub ledger arose in connection with the implementation of our IMark inventory and sales systems and inadequate training of finance personnel with respect to changes and procedures necessitated by changes in the system.

Although the company has performed extensive procedures to conform - confirm that the amounts shown on the general ledger fairly states our accrued inventory liability, further detailed work needs to be undertaken to complete the reconciliation. By definition, the existence of material weaknesses means that is reasonable possible that a material misstatement of our financial statement accounts could occur.

I’ve said before that I believe in intelligence promotion to drive sales volume and we’re finding this to be true. During the quarter, we selectively offered several successful promotions, including free shipping and a summer clearance sales that helped clear some of our discontinued items, including products from our DWRjax kids’ line and linens. We’re currently running an upholstery promotion on customized upholstered items, an effect way to highlight the new fabric options in our assortment and drive sales. In the coming quarters, you can expect to see more strategic promotions. While we are optimistic about recent trends in our top-line growth and are please with our cost cutting, we recognize that a key component of our turnaround is margin improvement.

Now that we’ve buckled down in expenses and have made some crucial hires, we have turned our focus toward the margin. Foreign exchange hedging and inventory management are our initial targets and we have already - we are already seeing a positive impact from changes here. We’re currently evaluating our foreign exchange policy to more closely match our product commitment in euros. Our second quarter hedging loss from foreign exchange transactions was approximately $160,000 compared to a $540,000 loss recorded in the first quarter. We are currently looking at alternative programs to manage our foreign currency transactions. In inventory management, we’re reviewing all inbound and outbound procedures and contracts. We instituted a program of restocking first quality returns, which we expect will expand margins. We still have a lot of work to do on margins, but we think that the issues are manageable. It will just take time and a few quarters for our corrections to have a meaningful impact. As I mentioned, we’re encouraged by our top-line performance and the preliminary effect of our cost cutting. However, we’re only beginning to see these benefits. We have significant room for improvement, especially on our margins. Net sales for the second quarter of 2006 were $48.9 million, a 17% increase compared to $41.9 million for the corresponding period last year.

When we compare sales by channel versus Q2 ‘05, studio sales increased by 23.6%. Online sales increased 13%. And phone sales decreased 21.5%. Net loss for the quarter was $800,000 or $0.06 per diluted share compared to net earnings of $1.4 million or $0.09 per diluted share in the second quarter of ‘05. The second quarter includes approximately $400,000, before a tax benefit of nonrecurring charges, preliminary related to severance and a $600,000 charge before tax benefit for stock-based compensation under SFAS 123. Overall, sales continue to be driven by our studios. Studio sales were approximately $28.8 million for the second quarter of ‘06, up 23.6% from the same period last year. The increase was driven by new studios as we entered the quarter with 62 studios versus 51 at the end of the same quarter ‘05. We’ve opened seven studios, including one outlet year to date and have one additional studio to open in 2006.

The second quarter also included $2.9 million in sales from warehouse sales, significantly better than the corresponding warehouse sale last year, which generated about $700,000. Keep in mind that these are very low margin sales. In June, we opened an outlet, the DWR Annex in Secaucus, New Jersey. This 12,000 square foot space features markdowns and off-price products. We’re excited about the initial feedback we’ve received. The DWR Annex is expected to be a low-expense opportunity for us to sell returned and discontinued merchandise of higher margins than our warehouse sales. In addition, we expect the New Jersey outlet will improve our returned shipping costs as merchandise from the East Coast can be returned to the outlet.

Our online sales increased 13%, but this was offset by phone sales, which were down 21.5%. Shipping and handling fees were down 4.4%, due primarily to a free shipping event in the second quarter of ‘06. Gross profit margin for the second quarter of ‘06 was 43.1% compared to 44.6% in the same period last year. The decrease was primarily due to reduced shipping and handling income as well as the effect of the sales from our June warehouse sale in which we received little or no margin.

Selling, general and administrative expense for the second quarter was $22.6 million or 46.2% of net sales compared to $16.6 million or 39.6% of net sales in the comparable period last year. SG&A expense increased due to new studios, significantly higher consulting and audit fees, stock-based compensation charges following the adoption of SFAS 123R and severance expenses. As we continue to lower corporate overhead and tighten the reigns on our marketing expense, we expect to see the operating leverage in our model kick in. Depreciation and amortization for the second quarter was $2.3 million, up from $1.3 million last year. Turning to the balance sheet as of July 1, 2006, we had $10 million in cash and short-term investments and no long-term debt. We used cash of $1.1 million in operating activities during the quarter. Let me talk briefly about our credit facility. At the end of the first quarter, we were in violation of our bank covenants and we worked diligently with our lender, Wells Fargo, to renegotiate our line of credit.

As indicated in the press release, we recently replace our credit facility with a new $10 million revolving agreement with Wells. The new agreement runs through November 2007, the same as our previous facility, and puts us back in compliance with our covenants. We believe this new credit line will be sufficient to fund operations and anticipated capital expenditures for the remainder of the year and we expect to end the year marginally cash flow positive.

Based on encouraging second quarter results and positive current business trends, we’re maintaining our 2006 sales guidance of approximately $175 million. We expect the net loss to steadily shrink over the remainder of the year as the benefits from our cost cutting and strategic initiatives begin to take hold. In conclusion, we are encouraged by the progress we have made in our turnaround plan and the early benefits of recent operational and strategic changes, including significantly reducing corporate overhead, filling key executive management roles and using promotional activities to strategically drive sales. Our turnaround is a rigorous undertaking and the full impact of these initiatives will not be evident until late 2007. However, I have confidence that we are on course and are continuing to focus on the fundamentals of cost control, lowering DWR’s inventory investment and driving higher transaction volume will return DWR to profitability and deliver long-term value for our shareholders and employees.

With that, I would like to turn the call back to the operator and open it up for questions.

QUESTIONS AND ANSWERS

Operator

Thank you.

[OPERATOR INSTRUCTIONS]

We’ll go first to Lauren Levitan with Cowen. Please go ahead.

Lauren Levitan - Cowen and Company - Analyst

Hi, Ray.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Hi, Lauren.

Lauren Levitan - Cowen and Company - Analyst

A couple questions for you. One, I was hoping you could drill down a little further on what you’ve seen in terms of the promotional activity as you’ve been more strategic in your promotional outreach to customers. Can you give us a sense of what kind of an impact that’s having on your merchandise margins and where you see the merchandise margin over the next couple of quarters and longer-term?

Second, I was hoping you could talk about, now that it sounds like you’ve got a better sense of what the IT spending might look like, if you could update us on what those CapEx plans might look like and I assume that’s what’s incorporated in your commentary about slightly positive operating cash flow for this year.

And then, last, I was hoping you could talk about the smaller stores and markets. I know, in the last call, you talked about the need to assess what the potential was there. I’m wondering if with some of the reduced costs and reduced marketing as well as the more strategic promotional activity, if you have any better read on the potential to drive profitability in those smaller stores and smaller markets and when we might see some commentary - or when we might hear some commentary around future growth of the store base. Thanks very much.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Thanks, Lauren. The margin issues, we were very pleased to see the margins in the quarter coming up 43.6% and, as I mentioned, that’s with a significant warehouse sale. And as we discussed on the earlier - on the Q1 call, DWR has always been a business that, if the promotion is done correctly, it actually has a positive benefit on margins. So, our margins in Q2 are about two points better than they have been running in Q1 or Q4.

Lauren Levitan - Cowen and Company - Analyst

Your merchandise margins?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Yes.

Lauren Levitan - Cowen and Company - Analyst

Okay.

Ray Brunner - Design Within Reach, Inc. - President and CEO

And I would expect to see that continue. The changes we made to the hedging fund and the changes we made in a DC with how returns were being dealt with, will have significant impact in the short term and in the longer term where - revisiting a lot of our buying and sourcing decisions. But I would expect to see the margin certainly not decrease from where it is in - where it will wind up in Q2.

Lauren Levitan - Cowen and Company - Analyst

How about, on a blended basis, when you incorporate the shipping piece of it, since it looks like free shipping has been one of those promotional weapons?

Ray Brunner - Design Within Reach, Inc. - President and CEO

I’m sorry. The 43.6% was the blended number.

Lauren Levitan - Cowen and Company - Analyst

Right.

Ray Brunner - Design Within Reach, Inc. - President and CEO

And it’s only a point off of ‘05.

Lauren Levitan - Cowen and Company - Analyst

Okay. So, you’re saying both merchandise margins and ...?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Blended margins.

Lauren Levitan - Cowen and Company - Analyst

... blended gross margins we should expect year-over-year improvement from hereon out.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Yes, the blended margin had been running 41% ...

Lauren Levitan - Cowen and Company - Analyst

Right.

Ray Brunner - Design Within Reach, Inc. - President and CEO

... quarters and this quarter it came in a 43%. That was with a free shipping promotion and with $3 million in warehouse sales - $2.9 million.

Lauren Levitan - Cowen and Company - Analyst

Okay.

Ray Brunner - Design Within Reach, Inc. - President and CEO

So, your next question was on cash flow as it relates to - or the CapEx as it relates to IT. We have entered into - the purchase agreement on that is a lease agreement. That’s at zero interest with no prepayment penalty and we were able to have the lease cover not just equipment and software, but also the installation costs. The total purchase price for the system is around $1.4 million, including installation, $1.5 million, which is about a million better than estimates had been.

On a cash flow basis, we were positive in Q2, helped greatly by the warehouse sale, but positive, nonetheless. And on the small markets, we’re continuing - actually, we’re seeing very good comp store growth in those markets as they come around. I think we mentioned we’re roughly 24% or 22.8% up in studios with about 18% more studios. And then, those aren’t apples and apples because the existing studios are $5 million and $6 million New York studios versus the new ones that are $1 million, $1.2 million in the smaller markets. So, we’re continuing to see reasonably good comp store growth and the small markets are performing, guardedly, I’d say quite well, actually, as they come around the corner. And I think that was the extent of your questions?

Lauren Levitan - Cowen and Company - Analyst

Well, at what point, I guess, and there’s a follow-up to that is at what point would you be comfortable to be making decisions on entering additional markets, signing new leases. How much longer do you think that takes before you’ve got a sense of the types of market, size of market, size of stores that are appropriate? You said all along, this really isn’t a top-line issue.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Right. We need to get - I think we need - we said in our releases that we’re going to do three or four stores in ‘07. I don’t see that changing. I think we need ‘07 to get this business buttoned back down and refocused. I think, that said, around the middle of ‘07, we would start to look at and make decisions on where we go for ‘08. We’re going to focus on - we believe the web is significantly underperformed and that the problem when you look at the web and the phone - I - we believe that phone sales migrate to the web. The total of those two should be an increase and the total of those two is a decrease and has been. And we’re going to have a significant focus on aggressively growing the web business in the - through ‘07. But I don’t think you’ll see aggressively growing studios - well, I know you won’t see aggressively growing studios until any earlier than ‘08 and we need to make a decision as to what that means before ‘08.

Lauren Levitan - Cowen and Company - Analyst

And the catalog circulation plans associated with trying to reignite growth in web plus phone business?

Ray Brunner - Design Within Reach, Inc. - President and CEO

We - right now, we’re playing with it. The catalog circulation, we’re mailing to everybody who’s made a purchase in the last three years. We’re doing more targeted prospecting meaning that, before we would prospect 400,000 books and blanket those across America. We’re looking more at prospecting 200,000 in Manhattan and 200,000 - or 150,000 in Los Angeles and 50,000 in Chicago. We think we know where our customers live. We think we know where we need to expand that reach. And then, we’re also looking at other methods of reaching that customer, more effective methods of reaching out to that customer.

Lauren Levitan - Cowen and Company - Analyst

Thanks and good luck.

Ray Brunner - Design Within Reach, Inc. - President and CEO

You’re welcome. Thanks.

Operator

[OPERATOR INSTRUCTIONS]

We’ll go next to Laura Richardson with BB&T Capital Markets.

William Wallace - BB&T Capital Markets - Analyst

Hi. This is actually William Wallace for Laura. I know in the past you have been asked about the possibility of reporting same store sales. Have you reconsidered that at all, now that the studio sales are becoming a pretty big portion of the mix?

Ray Brunner - Design Within Reach, Inc. - President and CEO

No. We may reconsider it for ‘07.

William Wallace - BB&T Capital Markets - Analyst

Okay.

Ray Brunner - Design Within Reach, Inc. - President and CEO

I think that’s an open conversation.

William Wallace - BB&T Capital Markets - Analyst

Okay. Fair enough. And as far as inventory, I’m guessing, with the inventory - the accruals that you’re trying to work out, you don’t have a number yet?

Ray Brunner - Design Within Reach, Inc. - President and CEO

I think the number is in the release. It’s approximately - well, we’ve got a range, but it’s approximately $800,000.

William Wallace - BB&T Capital Markets - Analyst

$800,000 - I’m talking about the overall inventory on the balance sheet, the balance.

Ray Brunner - Design Within Reach, Inc. - President and CEO

You mean where are we on total inventory?

William Wallace - BB&T Capital Markets - Analyst

Yes. I haven’t had a chance to read the inventory. Is that in the release?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Well, I don’t know. It’s $29.2 million is the total inventory on hand right now. With in transit, it’s $37 million. The inventory in Q2 is about 34.5% above Q2 of ‘05. At the end of Q1, it was 52% above Q1 of ‘05. The scratch-and-dent inventory has gone done by over 50%.

William Wallace - BB&T Capital Markets - Analyst

Was that as a result of the warehouse sale?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Warehouse sale and we’ve obviously cut into a lot of overstocks and slow-moving inventory, which we’ll continue to do ...

William Wallace - BB&T Capital Markets - Analyst

And did ...

Ray Brunner - Design Within Reach, Inc. - President and CEO

... very - we ended Q1 with $32 million in - not including in transit and we ended Q2 with $29 million. So, we’re heading in the right direction and closing in on getting back to six turns.

William Wallace - BB&T Capital Markets - Analyst

Okay. And ending the quarter, were you within your expectations?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Yes.

William Wallace - BB&T Capital Markets - Analyst

Ahead of or ...

Ray Brunner - Design Within Reach, Inc. - President and CEO

Slightly ahead of.

William Wallace - BB&T Capital Markets - Analyst

And any kind of commentary on where you’d like to end up at the end of the year?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Other than the $175 million on sales as being our projection, we’re just going to keep moving towards bringing the business back to profitability.

William Wallace - BB&T Capital Markets - Analyst

Okay. Fair enough. And what is your total CapEx expectations for ‘06?

Ray Brunner - Design Within Reach, Inc. - President and CEO

For ‘06?

William Wallace - BB&T Capital Markets - Analyst

Yes.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Well, we shut it off - it’s about $7 million.

William Wallace - BB&T Capital Markets - Analyst

Okay.

Ray Brunner - Design Within Reach, Inc. - President and CEO

We’re not - we’ve got one more studio to open, which was a lease previously signed. That’s about $250,000. And I don’t believe there’s anything else in this year in CapEx going forward. And I believe that’s all reimbursable from the landlord.

William Wallace - BB&T Capital Markets - Analyst

Okay. Great. Thank you.

Ray Brunner - Design Within Reach, Inc. - President and CEO

You’re welcome. Do we have any other questions?

Operator

We do have a follow-up from Lauren Levitan with Cowen.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Lauren Levitan. Hi, Lauren.

Lauren Levitan - Cowen and Company - Analyst

Hi, Ray. I was hoping you could just give us a little bit more information on the SG&A progress, specifically with respect to the reduction in consultants and headcount and, the flip side of that, curious is you could give us any update on some of the priority hires that you were looking for beyond the finance role? Thanks.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Sure. In the numbers for this quarter, we took all of - I think there’s about a $440,000 severance charge related to primarily executive positions that aren’t here anymore. We have about 20% of the finance area now, not counting executives, maybe 25%, as on payroll employees. John will have the rest of that done by middle of September so that the contractors are out and we’re in with just full-time people. Our inventory management area has two contractors left. We have a new head of inventory management and we’re restaffing that area. We’re also looking at reorganizing that area. We think our cuts have not resulted in any significant problems. Actually, we’re getting more done with fewer people.

Lauren Levitan - Cowen and Company - Analyst

How about on the merchandising and marketing side, where I know you were trying to determine how you wanted to organize those areas?

Ray Brunner - Design Within Reach, Inc. - President and CEO

Yes, on the marketing side we have - I think we’re moving very, very well, actually, without having made a hire and we’re looking at some people internally that, if they continue doing what they’re doing, will wind up running that area. On the merchandising side, we’re looking at how that should be organized and we’ll be reorganizing that before the end of the year. And a lot of it has to do with the nature of the product and which product should go which directions and I think we can talk more about that in Q3 because it’s a fairly large shift. But I think we have - I’d say we’re 75% of the way there with the people in those areas.

Lauren Levitan - Cowen and Company - Analyst

Okay. And then, I was hoping you - I don’t know if you feel anymore confident doing this or if this is an area that you think is still a few quarters out, but as you get the hedging situation addressed and some of the shipping issues, which were pressuring gross margin, do you feel any more comfortable talking about a longer term gross margin target as well as a longer term SG&A ratio, now that you’ve eliminated a lot of the excess costs at headquarters and in other areas? Thanks.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Yes. I think it’s not unreasonable to say we should return to the 47 or 48 margin level or exit ‘07 in that range. And we’re beginning the 2007 budget process now. John and I have agreed and set a target for everybody that, basically, 2004 is a zero baseline budget and, other than our favorite topic of Sarbanes-Oxley or public costs, nothing above that. Anything above that’s going to need to have some awfully serious justification. So, that would bring us - that would bring us back into a rational expense structure.

Lauren Levitan - Cowen and Company - Analyst

Great. Thank you very much.

Operator

We have no further questions. At this time, I’d like to turn the conference back to Mr. Ray Brunner for any additional or closing remarks.

Ray Brunner - Design Within Reach, Inc. - President and CEO

Well, thank you, everyone, for your time and we look forward to reporting additional progress in our Q3 call.

Operator

Ladies and gentlemen, this does conclude today’s teleconference. We do appreciate your participation. You may disconnect your phone lines at this time.

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FINAL TRANSCRIPT

Aug. 14. 2006 / 4:30PM, DWRI - Q2 2006 DESIGN WITHIN REACH INC Earnings Conference Call

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